                                                                    EXHIBIT 11.1

                        MICROELECTRONIC PACKAGING, INC.
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                                    Three months ended September 30,         Nine months ended September 30,
                                                    --------------------------------         --------------------------------
                                                         1997               1996                1997                1996
                                                    ------------         -----------         ------------         -----------
PRIMARY NET INCOME (LOSS) PER SHARE:
Net income (loss)                                    $   569,000         $ (722,000)         $(12,363,000)         $  453,000
                                                     ===========         ==========          ============          ==========
Weighted average shares outstanding:
  Shares outstanding from beginning of period         10,793,000          5,559,000             6,991,000           4,660,000
  Conversion of $1.9 million of debentures
   into 3,801,786 shares of common stock                                                        3,224,000
  Sale of 842,058 shares to Transpac                                                                                  581,000
  Other shares issued during the period                                      63,000                                    46,097
  Common equivalents - options to directors,
   officers and employees, net of treasury
   shares                                                193,000                                                      206,000
                                                     -----------         ----------          ------------          ----------
Weighted average common and common
 equivalent shares outstanding                        10,986,000          5,622,000            10,215,000           5,493,000
                                                     ===========         ==========          ============          ==========
Primary net income (loss) per common share           $      0.05         $    (0.13)         $      (1.21)         $     0.08
                                                     ===========         ==========          ============          ==========
FULLY DILUTED NET INCOME (LOSS) PER SHARE:
Net income (loss)                                    $   569,000         $ (722,000)         $(12,363,000)         $  453,000
                                                     ===========         ==========          ============          ==========
Weighted average shares outstanding:

  Shares outstanding from beginning of period         10,793,279          5,559,000             6,991,493           4,660,093
  Conversion of $1.9 million of debentures
   into 3,801,786 shares of common stock                                                        3,224,000
  Sale of 842,058 shares to Transpac                                                                                  581,000
  Other shares issued during the period                                      63,000                                    46,097
  Common equivalents - options to directors,
   officers and employees, net of treasury
   shares                                                246,441                                                      208,000
                                                     -----------         ----------           -----------          ----------
Weighted average common and common
 equivalent shares outstanding                        11,039,720          5,622,000            10,215,000           5,495,000
                                                     ===========         ==========           ===========          ==========
Fully diluted net income (loss) per common
 share                                               $      0.05         $    (0.13)          $     (1.21)         $     0.08
                                                     ===========         ==========           ===========          ==========